                                                                    EXHIBIT 3.26

 File                                               ----------------------------
  in                                                (Do not write in this space)
Duplicate
                                                    Date Paid 7-7-81
                                FORM BCA-47         Initial License Fee $ 12.50
                                                    Franchise Tax       $ 35.42
                        ARTICLES OF INCORPORATION   Filing Fee          $ 75.00
                                                                        -------
                                                                         122.92
                                                    Clerk  [ILLEGIBLE]

TO: ALAN J. DIXON, Secretary of State

The name and address of the incorporators are as follows:

       Name        Number         Street          City     State    Zip Code
--------------------------------------------------------------------------------
   Roger K. Metz    208    South LaSalle Street, Chicago, Illinois    60604

________________________________________________________________________________

________________________________________________________________________________

The above named incorporators, being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under. The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation hereby incorporated is: METAL MARK, INC.

________________________________________________________________________________

                                   ARTICLE TWO

The name and address of the initial registered agent and registered office are:

Registered agent Roger K. Metz, Esq.

Registered office 208 South LaSalle Street

City, Zip code, County Chicago, Illinois 60604 Cook

                                  ARTICLE THREE

The duration of the corporation is [X] perpetual OR ____________  years

                                  ARTICLE FOUR

The purposes for which the corporation is organized are:

         To manufacture, produce, buy, sell, import, export, refine, smelt, treat, fabricate, erect, trade and deal in and/or with any and-all types of metals, and/or any and all metal products of all types and descriptions, and generally with any or all goods, wares and merchandise of all types and descriptions.

         To carry on all activities, permitted by law, necessary, suitable, proper and/or incidental to the attainment of any of the purposes herein set forth, and to have and exercise all the rights, powers, and privileges which are named or which may be hereafter authorized or conferred with the Business Corporation Act of Illinois.

                                  ARTICLE FIVE

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Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                   ARTICLE SIX

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                 ARTICLE SEVEN

The number of directors to be elected at the first meeting of the shareholders is Three.

                                  ARTICLE EIGHT

Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $ ________

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $ ________

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $ ________

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $ ________

   NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporations elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Eight need not be stated. The basis for computation of franchise taxes payable by domestic corporations is set forth in Section 132 of the Business Corporation Act.

     Signatures of incorporators:

/s/ ROGER K. METZ                  NOTE: If a corporation acts as incorporator
------------------------           the name of the corporation and the state of
    ROGER K. METZ                  incorporation shall be shown and the
                                   execution must be by its President or
________________________           Vice-President and verified by him and the
                                   corporate seal shall be affixed and attested
________________________           by its Secretary or an Assistant Secretary.

________________________

As an incorporator, I declare that this document has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

                                   RETURN TO:

                             Corporation Department
                               Secretary of State
                          Springfield, Illinois 62756
                            Telephone (217) 782-7880

                                                                       PAID
                                                                 FEB [ILLEGIBLE]
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Form BCA-11.25

                               ARTICLES OF MERGER
                            CONSOLIDATION OR EXCHANGE
(Rev. Jan. 1995)                                           File # 5228-649-2

George H. Ryan
Secretary of State                                         SUBMIT IN DUPLICATE
Department of Business Services
Springfield, IL 62756                                      This space for use by
Telephone (217) 782-6961                                   Secretary of State
                                                           Date 6/3/96

DO NOT SEND CASH!                                          Filing Fee $ 200.00
Remit payment in check or money
order, payable to "Secretary of State."

Filling Fee is $100, but if merger or
consolidation of more than 2
corporations, $50 for each additional
corporation.


1. Names of the corporations proposing to merge, and the state or country of their incorporation:

                                     State or Country
Name of Corporation                 Of Incorporation    Corporation File No.

Metal Mark, Inc.                       Illinois           25762969

Columbia Aluminum Recycling, Ltd.      Illinois           89040939

Marnor Aluminum Processing, Inc.       Missouri           00244999

Tropram, Inc.                          Indiana          1989020394

2. The laws of the state or country under which each corporation is Incorporated permit such merger, consolidation or exchange.


3.   (a)   Name of the surviving corporation: Metal Mark, Inc.

     (b)   It shall be governed by the laws of: Illinois

4.   Plan of merger is as follows:

         If not sufficient space to cover this point, add one or more sheets of this size.


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BCA - 11.25

4. The Board of Directors of Metal Mark, Inc. has approved and adopted the following resolutions setting forth the Plan of Merger:

                  "WHEREAS, Metal Mark, Inc. ("Parent") owns all of the issued and outstanding stock of Columbia Aluminum Recycling, Ltd., an Illinois corporation, Marnor Aluminum Processing, Inc., a Missouri corporation, and Tropram, Inc., an Indiana corporation ("Subsidiaries") and desires to merge Subsidiaries with and into Parent; NOW THEREFORE, BE IT

                  RESOLVED, that, effective as of June 1, 1996 for accounting purposes only, Subsidiaries merge (the "Merger") with and into Parent, and Parent shall be the surviving corporation (the "Surviving Corporation") pursuant to the Illinois Business Corporation Act of 1983; and be it further

                  RESOLVED, that the Articles of Incorporation of Parent shall constitute the Articles of Incorporation, as amended, of the Surviving Corporation; and the Bylaws of Parent shall constitute the Bylaws of the Surviving Corporation; and be it further

                  RESOLVED, that the directors and officers of the Surviving Corporation shall be the directors and officers of Parent immediately prior to the Merger; and such directors and officers shall hold their respective positions until their successors shall have been duly elected and qualified; and be it further

                  RESOLVED, that upon the effective date of the Merger each share of the issued and outstanding capital stock of Subsidiaries shall be canceled and no consideration shall be exchanged therefor, and each share of the capital stock of Parent outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holders thereof, shall represent one share of the Surviving Corporation having, in each case, the same voting powers, designations, limitations and restrictions thereof, as such share shall have immediately prior to the Merger under the Articles of Incorporation of Parent; and be it

                  RESOLVED, that the officers of Parent be, and they hereby are, authorized and directed to take such further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the Merger and effect the foregoing resolutions."